Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

MASTECH HOLDING CORPORATION

1.	The name of the corporation is:

Mastech Holding Corporation

2.	The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company,

3.	The nature of the business or purpose to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.	The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000) shares of Common Stock, and the par value of each of such shares is One Dollar (S1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.	The name and mailing address of the Sole Incorporator is as follows:

Kimberly Ross Lieb

Buchanan Ingersoll Professional Corporation

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, PA 15219-1410

6.	The corporation is to have perpetual existence.

7.

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty or loyalty to the corporation or its; stockholders, (b) for any act or omission not in good faith or which involves international misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

8.	In furtherance, and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter, or repeal the By-laws of the corporation.

9.	Election of directors need not be by written ballot except and to the extent provided in the By-laws of the corporation.

I, Kimberly Ross Lieb, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this fourteenth day of November, 1996.

/s/ Kimberly Ross Lieb
Kimberly Ross Lieb Sole Incorporator

State of Delaware P GE 1

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDNMENT OF “MASTECH HOLDING CORPORATION”, CHANGING ITS NAME FROM “MASTECH HOLDING CORPORATION TO “IGATE HOLDING CORPORATION”, FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2000, AT 12:16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

2684379 9100

001103917

XVII .l. C...

AUTIIENTICATlON: DATE:

0299296

03-01-00

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MASTECH HOLDING CORPORATION

It is hereby certified that:

L	The name of the corporation (hereinafter called the “Corporation”) is Mastech

Holding Corporation.

2.	The Certificate of incorporation of the Corporation is hereby amended by striking out

Article 1 thereof and substituting in lieu of said Article the following new Article;

“1. The name of the Corporation is iGate Holding Corporation.”

3.	The amendment of the Certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the

State of Delaware.

Signed on March1_, 2000	MASTECH HOLDING CORPORATION.